                                                                   Exhibit 99.01

[CARDINAL HEALTH LOGO]

7000 Cardinal Place
Dublin, OH 43017

www.cardinal.com

                                                           FOR IMMEDIATE RELEASE

CONTACTS:

David Verbraska - Media
(614) 757-3690

Steve Fischbach - Investors
(614) 757-7067



       CARDINAL HEALTH REPORTS RECORD THIRD QUARTER REVENUES AND EARNINGS
       ------------------------------------------------------------------

DUBLIN, OHIO, APRIL 23, 2003 - Cardinal Health, Inc. (NYSE: CAH), the leading provider of products and services supporting the health care industry, today reported record results for its fiscal 2003 third quarter ended March 31, 2003 (as reported in accordance with generally accepted accounting principles):

     o Earnings per diluted share from continuing operations grew 29 percent to $0.85.
     o Operating revenues increased to $12.8 billion, up 11 percent.
     o Operating earnings rose 23 percent to $608 million.
     o Earnings from continuing operations improved 28 percent to $385 million.

"This quarter's revenue and earnings performance was record setting and broad based," said Robert D. Walter, chairman and chief executive officer. "High quality earnings yielded record rates of return on sales, committed capital and equity, while expense and capital efficiency generated significant cash flow. Additionally, we continued to invest in our future during the quarter."

"Demonstrating the benefits of our diverse portfolio of health care businesses, earnings were driven by strong gains in each of the company's business segments, highlighted by a terrific quarter at Automation and Information Services and Medical Products and Services. The integration of Syncor International Corporation, which we acquired in early January 2003, is progressing smoothly and the combined nuclear pharmacy services business in Pharmaceutical Technologies and Services delivered a very strong quarter."

"We are confident in our financial guidance for the remainder of the year and will enter fiscal year 2004 with momentum. Working with our customers, Cardinal Health is creating quality and efficiency in health care and our company's focus remains on producing long-term value for our customers and shareholders," concluded Walter.


                                     -more-

CARDINAL HEALTH REPORTS RECORD THIRD QUARTER RESULTS
PAGE 2


For the first nine months of fiscal year 2003, Cardinal Health generated exceptionally strong revenue, earnings and cash flow. Operating revenues increased 13 percent over prior year to $37 billion. Before the cumulative effect of change in accounting, earnings from continuing operations rose 25 percent to $1 billion and earnings per diluted share from continuing operations increased 27 percent to $2.30. Year-to-date operating cash flow totaled $516 million versus a use of cash totaling $443 million during the same period a year ago.


FINANCIAL HIGHLIGHTS

The company incurred special items during the quarter, consisting primarily of merger related costs, partially offset by settlement income received in conjunction with litigation against vitamin manufacturers for overcharges in prior periods. These items totaled $9.8 million ($6.4 million after tax) in the current quarter, versus $39.1 million ($24.7 million after tax) in the same period last year.

The following discussion adjusts certain amounts as reported to exclude special items incurred during the quarter. See the attached financial table for a reconciliation of the reported amounts to the reported amounts excluding these items and for related definitions and components.

o EARNINGS PER DILUTED SHARE from continuing operations rose 21 percent to a third quarter record $0.86.

  o OPERATING EARNINGS rose 16 percent to an all-time record $618 million.

    o OPERATING REVENUES increased 11 percent to an all-time record $12.8 billion while SELLING, GENERAL & ADMINISTRATIVE EXPENSES (SG&A) grew only seven percent. Productivity improvements across the company resulted in a 15 basis point decrease in SG&A expenses as a percent of sales.

    o The increased productivity combined with strong revenue growth, resulted in an all-time record RETURN ON SALES of 4.81 percent, a 19 basis point improvement.

    o The slower growth in SG&A was accompanied by continued strategic INVESTMENT SPENDING, charged against current earnings, totaling more than $30 million during the quarter.

o EARNINGS from continuing operations rose 20 percent to an all-time record $391 million.

  o Strong asset management and lower interest rates contributed to a 23 percent decline in INTEREST EXPENSE AND OTHER.

  o TAX EFFICIENCY improved as the tax rate declined 70 basis points to 33.4 percent based on international business activity.

o RETURN ON COMMITTED CAPITAL reached an all-time record high at 38.2 percent, a substantial increase of 650 basis points over the prior year. Significant capital efficiency gains were realized, reflecting the company's focus on productivity initiatives and working capital leverage.

CARDINAL HEALTH REPORTS RECORD THIRD QUARTER RESULTS
PAGE 3


  o OPERATING CASH FLOW was a healthy $157 million for the quarter, bringing the year-to-date operating cash flow to $516 million. This contrasts against the prior year which required the use of $443 million of cash for operating purposes in the nine months ended March 31, 2002. The differential of nearly $1 billion on a year-to-date basis reflects the strong earnings performance combined with a reduction in the cash used for owned inventories.

  o RETURN ON EQUITY increased a substantial 120 basis points to an all-time record 22.7 percent.

  o The company's ratio of NET DEBT TO TOTAL CAPITAL was a third quarter record low of 20 percent, a decrease from 21 percent in prior year even as the company repurchased more of its shares.

  o The Board of Directors authorized a $500 million extension of the SHARE REPURCHASE PROGRAM in February 2003 which was completed during the quarter. During the first nine months of the fiscal year, the company spent approximately $1.2 billion to repurchase a total of 19.6 million shares, 9.5 million of which were purchased during the quarter.


SEGMENT HIGHLIGHTS

Cardinal Health reported balanced revenue and earnings growth with each of the four segments posting record revenues, earnings and return on committed capital. Strong productivity and working capital improvements were realized across the company.


PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES (52 percent of operating earnings)

Total revenues for the segment grew 10 percent to $10.4 billion, a third quarter record. Pharmaceutical trading business revenue was down sharply due to a decrease in product availability from manufacturers. PDPS segment revenue, excluding the trading business, rose a healthy 15 percent driven by strong gains from chain and mail order customers.

Operating earnings were an all-time record at $343 million, up 11 percent. Continuing the recent trend, operating expenses declined an exceptional 47 basis points to an all-time low of 1.60 percent, consistent with the rate experienced in the second quarter. This favorable expense trend helped drive an all-time record return on sales of 3.28 percent. Improved productivity, due to automation investments and benefits from the consolidation of facilities, was the main driver of the earnings performance. Strong earnings and exceptional working capital management drove the return on committed capital to 39.1 percent, an all-time high, up 820 basis points.


MEDICAL PRODUCTS AND SERVICES (24 percent of operating earnings)

Revenues grew by five percent to $1.6 billion, an all-time record. Growth occurred across each of the major product lines with particular strength in sales of self-manufactured medical-surgical products. This demand was driven by sales of both existing and new products including the proprietary Procedure Based Delivery Systems, custom sterile kits, and surgical and exam gloves. Product demand and manufacturing productivity gains drove gross margin

CARDINAL HEALTH REPORTS RECORD THIRD QUARTER RESULTS
PAGE 4


improvements. Further productivity gains were made with SG&A declining 50 basis points to a third quarter record low of 13.01 percent.

Operating earnings rose 18 percent to $164 million, an all-time record and return on sales, also an all-time record, improved a substantial 107 basis point to 9.95 percent. Earnings growth and working capital efficiency drove a substantial gain in return on committed capital, which rose 430 basis points to
40.1 percent, an all-time high. New product introductions extended Cardinal Health's market leadership positions including the recently FDA approved Tiburon(TM), a fabric technology for surgical draping that expands the company's leading infection control product line.


PHARMACEUTICAL TECHNOLOGIES AND SERVICES (14 percent of operating earnings)

Revenues rose 73 percent to $596 million based on the inclusion of Syncor International Corporation, the acquisition of which was completed on January 1, 2003 combined with strong organic growth. The organic growth was driven by increased volumes in several oral pharmaceutical products, continued strength in sterile manufacturing, and solid performance from the company's existing nuclear pharmacy services business. Demand was strong for sterile products, particularly those utilizing blow-fill-seal technology, despite the temporary, planned closure of the Albuquerque facility during the quarter for capacity expansion. Demand for oral technologies such as Lilly's Zyprexa(R), used to combat schizophrenia, and Mylan Laboratories' Amnesteem, for the treatment of acne, showed sustained strength.

Operating earnings expanded 43 percent to $94 million, driven by solid revenue growth and inclusion of results from Syncor's domestic operations. Return on committed capital improved a significant 320 basis points to a third quarter record 29.8 percent. The company continued to build scale to meet strong market demand in proprietary sterile pharmaceutical manufacturing through facility expansions in Albuquerque and Raleigh that will significantly increase its capacity.

The integration of Syncor's network with the company's existing nuclear pharmacy services infrastructure is proceeding well and will result in a projected eighteen nuclear pharmacy consolidations representing approximately 10 percent of total Nuclear Pharmacy Services facilities. Ten of these consolidations are expected in the fourth quarter. Prior to the acquisition, Syncor had decided to discontinue its imaging business and a portion of its international operations. Subsequent to the completion of the acquisition, Cardinal Health decided to discontinue all of the Syncor international operations. The liquidation of the imaging and international operations is proceeding as planned with a substantial number of imaging centers either sold or under contract to be sold. The liquidation of both of these operations is expected to be completed by the end of calendar year 2003.


AUTOMATION AND INFORMATION SERVICES (10 percent of operating earnings)

Revenues gained 17 percent to $166 million, a third quarter record, on strong product demand for medication and supply automation product lines, renewals of existing customer leases, and growing demand for bedside products such as PATIENTSTATION(TM), an integrated point-of-care information system. The demand for integration of the company's best-in-class offerings accelerated in the areas of patient safety through Pyxis SafetyNet(TM) and medical-surgical and pharmaceutical supply chain management through OneSource(SM) auto replenishment.

CARDINAL HEALTH REPORTS RECORD THIRD QUARTER RESULTS
PAGE 5


A favorable product mix, productivity gains driven by business model changes implemented last year and expense productivity drove operating earnings up 21 percent to $64 million, a third quarter record. Gross margins improved 83 basis points while SG&A expenses declined by 40 basis points. Return on sales improved to a third quarter record of 38.72 percent. Return on committed capital increased a significant 530 basis points to 44.5 percent, a third quarter record. The ending backlog of committed contracts for Pyxis products awaiting installation remained strong at $202 million at March 31, 2003.


WEBCAST TODAY

Cardinal Health will host a Webcast conference call today at 11 a.m.
Eastern Daylight Time to discuss its third quarter performance and outlook.
To access this discussion, please visit the Investor Relations page at www.cardinal.com or dial the telephone call-in number - 706-679-0766.
A replay of the webcast will be available at the Investor Relations page at www.cardinal.com. A replay will also be available until 12:00 midnight Eastern Daylight Time April 25 by dialing 706-645-9291, pass code 8995698.


ABOUT CARDINAL HEALTH

Cardinal Health, Inc. (www.cardinal.com) is the leading provider of products and services supporting the health care industry. Cardinal Health businesses develop, manufacture, package and market products for patient care; develop drug-delivery technologies; distribute pharmaceuticals, medical-surgical and laboratory supplies; and offer consulting and other services that improve quality and efficiency in health care. Headquartered in Dublin, Ohio, Cardinal Health employs approximately 50,000 people on five continents and produces annual revenues of more than $47 billion. Cardinal Health is ranked #19 on the Fortune 500 list and was named one of "The World's Best" companies by Forbes magazine in 2003.


                  ---------------------------------------------


Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health's Form 10-K, Form 8-K and Form 10-Q reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the costs, difficulties, and uncertainties related to the integration of acquired businesses, the loss of one or more key customer or supplier relationships, changes in the distribution patterns or reimbursement rates for health-care products and/or services, the costs and other effects of governmental regulation and legal and administrative proceedings, and general economic and market conditions. Cardinal Health undertakes no obligation to update or revise any forward-looking statements.

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                                                THIRD QUARTER
                                                                    ---------------------------------------------------------------
                                                                       March                         March
                                                                        2003                          2002                % Change
                                                                    ---------------------------------------------------------------

Operating revenue                                                 $    12,837.3                 $   11,541.3               11%
Operating cost of products sold                                        11,643.2                     10,472.8               11%
                                                                    ------------                  -----------

Operating gross margin                                                  1,194.1                      1,068.5               12%

Bulk deliveries to customer warehouses and other                        1,534.0                      1,700.7              (10)%
Cost of products sold - bulk deliveries and other                       1,534.0                      1,700.7              (10)%
                                                                    ------------                  -----------

Bulk gross margin                                                             -                            -               N.M.

Selling, general and administrative expenses                              576.1                        536.0                7%

Special items - merger charges                                             15.9                         39.1               N.M.
              - other                                                      (6.1)                           -               N.M.
                                                                    ------------                  -----------

Operating earnings                                                        608.2                        493.4               23%

Interest expense and other                                                 30.6                         39.6              (23)%
                                                                    ------------                  -----------

Earnings before income taxes and discontinued operations                  577.6                        453.8               27%

Provision for income taxes                                                192.7                        153.5               26%
                                                                    ------------                  -----------

Earnings from continuing operations                                       384.9                        300.3               28%

Loss from discontinued operations (net of tax of $1.1)                     (1.8)                           -               N.M.
                                                                    ------------                  -----------

Net earnings                                                      $       383.1                 $      300.3               N.M.
                                                                    ============                  ===========



Basic earnings per Common Share:
      Continuing operations                                       $        0.86                 $       0.67               28%
      Discontinued operations                                             (0.01)                           -               N.M.
                                                                    ------------                  -----------

      Net basic earnings per Common Share                         $        0.85                 $       0.67               N.M.
                                                                    ============                  ===========

Diluted earnings per Common Share:
      Continuing operations                                       $        0.85                 $       0.66               29%
      Discontinued operations                                             (0.01)                           -               N.M.
                                                                    ------------                  -----------

      Net diluted earnings per Common Share                       $        0.84                 $       0.66               N.M.
                                                                    ============                  ===========

Weighted average number of shares outstanding:
      Basic                                                               449.1                        449.9
      Diluted                                                             456.3                        459.1



------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:


                                                                    Current Year                           Prior Year
                                                           --------------------------------     ---------------------------------
                                                                  Net            Diluted               Net             Diluted
                                                                Earnings           EPS              Earnings             EPS
                                                           --------------------------------     ---------------------------------

      Impact of special items - merger charges                $    (10.0)      $    (0.02)      $       (24.7)       $   (0.05)
                              - other                                3.6             0.01                   -                -
                                                               ----------       ----------       -------------        ---------

      Impact of special items                                 $     (6.4)      $    (0.01)      $       (24.7)       $   (0.05)
                                                               ==========       ==========       =============        =========


                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                                               YEAR-TO-DATE
                                                                  -----------------------------------------------------------------
                                                                       March                         March
                                                                        2003                          2002           % Change
                                                                  -----------------------------------------------------------------

Operating revenue                                                  $   36,960.2                 $   32,628.4            13%
Operating cost of products sold                                        33,679.7                     29,644.7            14%
                                                                     -----------                  -----------

Operating gross margin                                                  3,280.5                      2,983.7            10%

Bulk deliveries to customer warehouses and other                        4,588.2                      5,479.1           (16)%
Cost of products sold - bulk deliveries and other                       4,588.2                      5,479.1           (16)%
                                                                     -----------                  -----------

Bulk gross margin                                                             -                            -            N.M.

Selling, general and administrative expenses                            1,623.0                      1,552.4             5%

Special items - merger charges                                             49.3                         68.2            N.M.
              - other                                                     (58.4)                           -            N.M.
                                                                     -----------                  -----------

Operating earnings                                                      1,666.6                      1,363.1            22%

Interest expense and other                                                 92.7                        107.0           (13)%
                                                                     -----------                  -----------

Earnings before income taxes, discontinued operations, and              1,573.9                      1,256.1            25%
  cumulative effect of change in accounting

Provision for income taxes                                                533.2                        426.1            25%
                                                                     -----------                  -----------

Earnings from continuing operations before
  cumulative effect of change in accounting                             1,040.7                        830.0            25%

Loss from discontinued operations (net of tax of  $1.1)                    (1.8)                           -            N.M.

Cumulative effect of change in accounting                                     -                        (70.1)           N.M.
                                                                     -----------                  -----------

Net earnings                                                       $    1,038.9                 $      759.9            N.M.
                                                                     ===========                  ===========



Basic earnings per Common Share:
      Continuing operations                                        $       2.34                 $       1.85            26%
      Discontinued operations                                             (0.01)                           -
      Cumulative effect of change in accounting                               -                        (0.16)           N.M.
                                                                     -----------                  -----------

      Net basic earnings per Common Share                          $       2.33                 $       1.69            N.M.
                                                                     ===========                  ===========

Diluted earnings per Common Share:
      Continuing operations                                        $       2.30                 $       1.81            27%
      Discontinued operations                                             (0.01)                           -            N.M.
      Cumulative effect of change in accounting                               -                        (0.15)           N.M.
                                                                     -----------                  -----------

      Net diluted earnings per Common Share                        $       2.29                 $       1.66            N.M.
                                                                     ===========                  ===========

Weighted average number of shares outstanding:
      Basic                                                               445.8                        449.8
      Diluted                                                             453.5                        459.8


------------------------------------------------------------------------------

The following table summarizes the impact of special items on net earnings and diluted earnings per Common Share in the quarters in which they were recorded:

                                                                    Current Year                           Prior Year
                                                           --------------------------------     ---------------------------------
                                                                  Net            Diluted               Net             Diluted
                                                                Earnings           EPS              Earnings             EPS
                                                           --------------------------------     ---------------------------------


      Impact of special items - merger charges                $    (31.2)      $    (0.07)      $       (42.6)       $   (0.09)
                              - other                               31.3             0.07                   -                -
                                                               ----------       ----------       -------------        ---------

      Impact of special items                                 $      0.1       $        -       $       (42.6)       $   (0.09)
                                                               ==========       ==========       =============        =========


                                   -- more --

                              CARDINAL HEALTH, INC.
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                   (unaudited)


                                                                           MARCH 31,             June 30,              March 31,
                                                                             2003                  2002                  2002
                                                                       --------------       ----------------      ----------------
ASSETS

CURRENT ASSETS

Cash and equivalents                                                     $      545.2        $      1,382.0        $        869.2
Trade receivables                                                             2,845.3               2,295.4               2,536.0
Current portion of investment in sales-type leases                              185.7                 218.3                 204.6
Inventories                                                                   8,775.6               7,361.0               7,902.0
Prepaid expenses and other                                                      710.5                 649.9                 870.8
Assets held for sale from discontinued operations                               218.1                     -                     -
                                                                         -------------       ---------------       ---------------
    Total current assets                                                     13,280.4              11,906.6              12,382.6
                                                                         -------------       ---------------       ---------------
Property and equipment - net                                                  2,005.1               1,894.4               1,823.8

Investment in sales-type leases                                                 589.5                 618.6                 569.6
Other assets                                                                  2,605.5               2,018.4               1,480.5
                                                                         -------------       ---------------       ---------------
TOTAL ASSETS                                                             $   18,480.5        $     16,438.0        $     16,256.5
                                                                         =============       ===============       ===============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Notes payable - banks and current portion of
    long-term obligations                                                $       26.5        $         18.2        $         17.2
Accounts payable                                                              6,465.2               5,504.5               5,266.9
Other accrued liabilities                                                     1,465.0               1,287.7               1,486.6
Liabilities from discontinued operations                                         90.2                     -                     -
                                                                         -------------       ---------------       ---------------
    Total current liabilities                                                 8,046.9               6,810.4               6,770.7
                                                                         -------------       ---------------       ---------------
Long-term obligations, less current portion                                   2,328.2               2,207.0               2,464.0
Deferred taxes and other liabilities                                            860.8               1,027.6                 812.8

Total shareholders' equity                                                    7,244.6               6,393.0               6,209.0
                                                                         -------------       ---------------       ---------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                               $   18,480.5        $     16,438.0        $     16,256.5
                                                                         =============       ===============       ===============


                                   -- more --

CARDINAL HEALTH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)


                                                                              THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                        --------------------------      ---------------------------
                                                                                  MARCH 31,                      MARCH 31,
                                                                        --------------------------      ---------------------------
                                                                             2003          2002            2003             2002
                                                                        ------------  ------------      ----------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Earnings from continuing operations before cumulative effect
        of change in accounting                                             $384.9        $300.3         $1,040.7           $830.0
     Adjustments to reconcile earnings from continuing operations before cumulative effect of change in accounting  to net
         cash from operations:
         Depreciation and amortization                                        68.7          58.4            195.2            181.5
         Change in operating assets and liabilities, net of
           effects from acquisitions:
           (Increase)/decrease in trade receivables                         (141.2)         27.4           (458.5)          (127.5)
           (Increase)/decrease in inventories                               (434.4)        353.2         (1,386.7)        (1,609.2)
           (Increase)/decrease in net investment in sales-type leases        (74.5)        (27.6)            61.7            133.9
           Increase/(decrease) in accounts payable                           305.6        (346.0)           895.6            (54.7)
           Other operating items - net                                        47.8         138.5            167.8            203.2
                                                                        -------------------------     -----------------------------

         Net cash provided by/(used in) operating activities                 156.9         504.2            515.8           (442.8)
                                                                        -------------------------     -----------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of subsidiaries, net of cash acquired                         4.6          (8.1)            (3.2)           (10.9)
     Proceeds from sale of property, equipment, and other assets               7.9           0.7             41.7             17.6
     Additions to property and equipment                                     (91.8)        (64.8)          (264.1)          (186.1)
     Proceeds from sale of discontinued operations                             7.8             -              7.8                -
                                                                        -------------------------     -----------------------------

         Net cash used in investing activities                               (71.5)        (72.2)          (217.8)          (179.4)
                                                                        -------------------------     -----------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net change in commercial paper and short-term debt                        7.4        (286.3)             6.7            290.3
     Net change in long-term obligations                                     (34.5)        290.0            (41.5)           308.7
     Proceeds from issuance of Common Shares                                  48.3          47.1            125.3            112.2
     Purchase of Treasury Stock                                             (549.0)         (1.2)        (1,191.7)          (120.1)
     Other                                                                   (11.3)        (11.3)           (33.6)           (33.8)
                                                                        -------------------------     -----------------------------


         Net cash provided by/(used in) financing activities                (539.1)         38.3         (1,134.8)           557.3
                                                                        -------------------------     -----------------------------

NET INCREASE/(DECREASE) IN CASH AND EQUIVALENTS                             (453.7)        470.3           (836.8)           (64.9)

CASH AND EQUIVALENTS AT BEGINNING OF  PERIOD                                 998.9         398.9          1,382.0            934.1
                                                                        -------------------------     -----------------------------

CASH AND EQUIVALENTS AT END OF  PERIOD                                       545.2         869.2            545.2            869.2
                                                                        =========================     =============================



                                   -- more --

        CARDINAL HEALTH, INC. - THIRD QUARTER FY 2003 BUSINESS ANALYSIS

($ MILLIONS)

                                     PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                                      2003          2002                  COMMENT
                                                      ----          ----                  -------
..   REVENUE
       - Amount                                      $10,446       $9,513          Q3 RECORD
       - Growth Rate                                   10%            13%
       - Mix                                           81%            83%
..   OPERATING EARNINGS
       - Amount                                        $343          $310          RECORD
       - Growth Rate                                    11%           22%
       - Mix                                            52%           55%
..   RATIO TO REVENUE
       - Gross Margin                                 4.88%         5.33%          Mix, opportunity decline
       - Expenses                                     1.60%         2.07%          RECORD LOW
       - Operating Earnings                           3.28%         3.26%          RECORD
..   PRODUCTIVITY
       - Margin Per Expense Dollar                    $3.05         $2.57          19% improvement
..   ASSET MANAGEMENT
       - Average Committed Capital                   $3,507        $4,012          Owned inventory decline
       - Return On Committed Capital                  39.1%         30.9%          RECORD
       - Operating Cash Flow                          ($11)          $313          Timing - YTD +$1B
       - Capital Expenditures Investment               $17           $21


                                            PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                                      2003          2002                  COMMENT
                                                      ----          ----                  -------
..   REVENUE
       - Amount                                        $596          $345         RECORD
       - Growth Rate                                    73%            7%         Syncor impact
       - Mix                                             5%            3%
..   OPERATING EARNINGS
       - Amount                                         $94           $66         RECORD
       - Growth Rate                                    43%           18%         Syncor impact
       - Mix                                            14%           12%
..   RATIO TO REVENUE
       - Gross Margin                                31.75%        33.70%         Syncor impact, mix
       - Expenses                                    15.92%        14.60%         Syncor impact, mix
       - Operating Earnings                          15.83%        19.10%
..   PRODUCTIVITY
       - Margin Per Expense Dollar                    $1.99         $2.31         Syncor impact
..   ASSET MANAGEMENT
       - Average Committed Capital                   $1,265          $994         Syncor, investments
       - Return On Committed Capital                  29.8%         26.6%         Q3 RECORD
       - Operating Cash Flow                           $132           $36
       - Capital Expenditures Investment                $43           $23


                                              MEDICAL PRODUCTS AND SERVICES

                                                      2003          2002                  COMMENT
                                                      ----          ----                  -------
..  REVENUE
      - Amount                                       $1,645        $1,561         RECORD
      - Growth Rate                                    5%             4%
      - Mix                                           13%            13%
..  OPERATING EARNINGS
      - Amount                                       $164           $139          RECORD
      - Growth Rate                                   18%            15%
      - Mix                                           24%            24%
..  RATIO TO REVENUE
      - Gross Margin                               22.96%         22.39%          Self-manufactured mix
      - Expenses                                   13.01%         13.51%          Restructuring, productivity
      - Operating Earnings                          9.95%          8.88%          RECORD
..  PRODUCTIVITY
      - Margin Per Expense Dollar                   $1.77          $1.66          7% improvement
..  ASSET MANAGEMENT
      - Average Committed Capital                  $1,632         $1,546          Working capital efficiency
      - Return On Committed Capital                 40.1%          35.8%          RECORD
      - Operating Cash Flow                           $41           $184
      - Capital Expenditures Investment               $15            $18


                                               AUTOMATION AND INFORMATION SERVICES
                                                      2003          2002                  COMMENT
                                                      ----          ----                  -------
..  REVENUE
      - Amount                                       $166           $142          Q3 RECORD
      - Growth Rate                                   17%            27%
      - Mix                                            1%             1%
..  OPERATING EARNINGS
      - Amount                                        $64            $53          Q3 RECORD
      - Growth Rate                                   21%            29%
      - Mix                                           10%             9%
..  RATIO TO REVENUE
      - Gross Margin                               69.89%         69.06%          Productivity, mix
      - Expenses                                   31.17%         31.57%          Productivity
      - Operating Earnings                         38.72%         37.49%          Q3 RECORD
..  PRODUCTIVITY
      - Margin Per Expense Dollar                   $2.24         $2.19
..  ASSET MANAGEMENT
      - Average Committed Capital                    $578          $544
      - Return On Committed Capital                 44.5%          39.2%          Q3 RECORD
      - Operating Cash Flow                          ($5)          ($29)
      - Capital Expenditures Investment                $3            $3


- Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
- Margin per expense dollar = ratio of gross margin to expenses

                                   -- more --

        CARDINAL HEALTH, INC. - THIRD QUARTER FY 2003 BUSINESS ANALYSIS

($ MILLIONS)

                                                                          TOTAL
                                                                          -----
                                                              2003                  2002
                                                              ----                  ----
..   REVENUE
       - Amount                                              $12,837               $11,541          Excluding Special Charges
       - Growth Rate                                           11%                   12%              2003               2002
                                                                                                      ----               ----
..   OPERATING EARNINGS
       - Amount                                               $608                  $493              $618               $533
       - Growth Rate                                           23%                   36%              16%                 19%

..   RATIO TO REVENUE
       - Gross Margin                                         9.30%                 9.26%
       - Expenses                                             4.49%                 4.64%
       - Special Charges                                      0.07%                 0.34%
       - Operating Earnings                                   4.74%                 4.28%            4.81%               4.62%

..   NET EARNINGS*
       - Amount                                               $385                  $300              $391               $325
       - Growth Rate                                           28%                   47%              20%                 22%
       - Ratio to Revenue                                     3.00%                 2.60%            3.05%               2.81%

..   PRODUCTIVITY
       - Margin Per Expense Dollar                            $2.07                 $1.99

..   ASSET MANAGEMENT
       - Average Committed Capital**                         $6,479                $6,710
       - Return On Committed Capital**                        37.6%                 29.4%            38.2%               31.7%
       - Operating Cash Flow                                  $157                  $504
       - Capital Expenditures Investment                       $91                   $65

 - Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.
 - Margin per expense dollar = ratio of gross margin to expenses
 * The net earnings section is presented before discontinued operations. ** Average committed capital and return on committed capital excludes discontinued operations.

                                   -- more --

     CARDINAL HEALTH, INC. - FIRST NINE MONTHS OF FY 2003 BUSINESS ANALYSIS ($ MILLIONS)


                PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                                         2003           2002
                                                         ----           ----
 .   REVENUE
        - Amount                                       $30,270        $26,638
        - Growth Rate                                    14%            16%
        - Mix                                            82%            82%
 .   OPERATING EARNINGS
        - Amount                                        $900           $780
        - Growth Rate                                    15%            23%
        - Mix                                            51%            52%
 .   RATIO TO REVENUE
        - Gross Margin                                  4.70%          5.06%
        - Expenses                                      1.73%          2.13%
        - Operating Earnings                            2.97%          2.93%
 .   PRODUCTIVITY
        - Margin Per Expense Dollar                     $2.71          $2.37
 .   ASSET MANAGEMENT
        - Average Committed Capital                     $3,299         $3,531
        - Return On Committed Capital                   36.4%          29.4%
        - Operating Cash Flow                            ($4)         ($1,014)
        - Capital Expenditures Investment                $79            $49


                    PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                                         2003           2002
                                                         ----           ----
 .   REVENUE
        - Amount                                        $1,399         $1,027
        - Growth Rate                                    36%            12%
        - Mix                                             4%             3%
 .   OPERATING EARNINGS
        - Amount                                         $252           $202
        - Growth Rate                                    25%            16%
        - Mix                                            14%            13%
 .   RATIO TO REVENUE
        - Gross Margin                                  33.12%         34.28%
        - Expenses                                      15.10%         14.72%
        - Operating Earnings                            18.02%         19.56%
 .   PRODUCTIVITY
        - Margin Per Expense Dollar                     $2.19          $2.33
 .   ASSET MANAGEMENT
        - Average Committed Capital                     $1,168          $965
        - Return On Committed Capital                   28.8%          27.8%
        - Operating Cash Flow                            $179           $114
        - Capital Expenditures Investment                $122           $74


                          MEDICAL PRODUCTS AND SERVICES

                                                         2003           2002
                                                         ----           ----
..  REVENUE
      - Amount                                          $4,879         $4,625
      - Growth Rate                                       5%             6%
      - Mix                                              13%             14%
..  OPERATING EARNINGS
      - Amount                                           $446           $396
      - Growth Rate                                      13%             15%
      - Mix                                              25%             26%
..  RATIO TO REVENUE
      - Gross Margin                                    21.82%         21.98%
      - Expenses                                        12.68%         13.43%
      - Operating Earnings                              9.14%          8.55%
..  PRODUCTIVITY
      - Margin Per Expense Dollar                       $1.72          $1.64
..  ASSET MANAGEMENT
      - Average Committed Capital                      $1,538         $1,524
      - Return On Committed Capital                     38.7%          34.6%
      - Operating Cash Flow                             $155           $308
      - Capital Expenditures Investment                 $41             $52


                      AUTOMATION AND INFORMATION SERVICES


                                                         2003           2002
                                                         ----           ----
..  REVENUE
      - Amount                                           $465           $390
      - Growth Rate                                      19%             21%
      - Mix                                               1%             1%
..  OPERATING EARNINGS
      - Amount                                          $180            $138
      - Growth Rate                                      30%             25%
      - Mix                                              10%             9%
..  RATIO TO REVENUE
      - Gross Margin                                    71.45%         68.06%
      - Expenses                                        32.75%         32.65%
      - Operating Earnings                              38.70%         35.41%
..  PRODUCTIVITY
      - Margin Per Expense Dollar                       $2.18           $2.08
..  ASSET MANAGEMENT
      - Average Committed Capital                        $630           $566
      - Return On Committed Capital                     38.0%           32.6%
      - Operating Cash Flow                              $186           $149
      - Capital Expenditures Investment                   $9            $11




- Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.

- Margin Per Expense Dollar = Ratio of gross margin to expenses

                                   -- more --

     CARDINAL HEALTH, INC. - FIRST NINE MONTHS OF FY 2003 BUSINESS ANALYSIS ($ MILLIONS)

                                                                      TOTAL
                                                                      -----
                                                             2003                  2002
                                                             ----                  ----
..   REVENUE
       - Amount                                            $36,960                $32,628          Excluding Special Charges
       - Growth Rate                                         13%                    15%            -------------------------
                                                                                                    2003                2002
                                                                                                    ----                ----
..   OPERATING EARNINGS
       - Amount                                             $1,667                $1,363           $1,658              $1,431
       - Growth Rate                                         22%                    24%              16%                 19%

..   RATIO TO REVENUE
       - Gross Margin                                       8.88%                  9.14%
       - Expenses                                           4.39%                  4.76%
      -  Special Charges                                   (0.02)%                 0.21%
       - Operating Earnings                                 4.51%                  4.17%            4.49%               4.38%

..   NET EARNINGS*
       - Amount                                             $1,041                 $830            $1,041               $873
       - Growth Rate                                         25%                    30%              19%                 23%
       - Ratio to Revenue                                   2.82%                  2.54%            2.82%               2.67%

..   PRODUCTIVITY
       - Margin Per Expense Dollar                          $2.02                  $1.92

..   ASSET MANAGEMENT
       - Average Committed Capital**                        $6,186                $6,145
       - Return On Committed Capital**                      35.9%                  29.6%            35.7%               31.1%
                                                                                                  -----------------------------
       - Operating Cash Flow                                 $516                 ($443)
       - Capital Expenditures Investment                     $264                  $186



- Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.

-    Margin Per Expense Dollar = Ratio of gross margin to expenses

* The net earnings section is presented before discontinued operations and cumulative effect of change in accounting.

** Average committed capital and return on committed capital excludes discontinued operations.

                         -- more --

           CARDINAL HEALTH, INC. - QUARTERLY FY 2003 BUSINESS ANALYSIS

     ($ MILLIONS)

                                         PHARMACEUTICAL DISTRIBUTION AND PROVIDER SERVICES

                                                         Q1             Q2              Q3               Q4               TOTAL
                                                         --             --              --               --               -----
 .   REVENUE
        - Amount                                       $9,319         $10,505         $10,446
        - Growth Rate                                    17%            14%             10%
        - Mix                                            82%            83%             81%
 .   OPERATING EARNINGS
        - Amount                                        $262           $295            $343
        - Growth Rate                                    20%            17%             11%
        - Mix                                            50%            50%             52%
 .   RATIO TO REVENUE
        - Gross Margin                                  4.82%          4.43%           4.88%
        - Expenses                                      2.01%          1.62%           1.60%
        - Operating Earnings                            2.81%          2.81%           3.28%
 .   PRODUCTIVITY
        - Margin Per Expense Dollar                     $2.40          $2.73           $3.05
 .   ASSET MANAGEMENT
        - Average Committed Capital                    $3,090         $3,332          $3,507
        - Return On Committed Capital                   33.9%          35.4%           39.1%
        - Operating Cash Flow                           ($74)           $81            ($11)
        - Capital Expenditures Investment                $24            $38             $17


                                                  PHARMACEUTICAL TECHNOLOGIES AND SERVICES

                                                         Q1             Q2              Q3               Q4               TOTAL
                                                         --             --              --               --               -----
 .   REVENUE
        - Amount                                        $387           $416            $596
        - Growth Rate                                    19%            17%             73%
        - Mix                                            3%             3%              5%
 .   OPERATING EARNINGS
        - Amount                                         $73            $85             $94
        - Growth Rate                                    18%            16%             43%
        - Mix                                            14%            14%             14%
 .   RATIO TO REVENUE
        - Gross Margin                                 34.09%         34.18%          31.75%
        - Expenses                                     15.33%         13.72%          15.92%
        - Operating Earnings                           18.76%         20.46%          15.83%
 .   PRODUCTIVITY
        - Margin Per Expense Dollar                     $2.22          $2.49           $1.99
 .   ASSET MANAGEMENT
        - Average Committed Capital                    $1,070         $1,162          $1,265
        - Return On Committed Capital                   27.2%          29.3%           29.8%
        - Operating Cash Flow                            $4             $43            $132
        - Capital Expenditures Investment                $33            $46             $43

                                                        MEDICAL PRODUCTS AND SERVICES

                                                         Q1             Q2              Q3               Q4               TOTAL
                                                         --             --              --               --               -----
..  REVENUE
      - Amount                                         $1,595         $1,639        $1,645
      - Growth Rate                                       6%             5%            5%
      - Mix                                              14%             13%           13%
..  OPERATING EARNINGS
      - Amount                                           $139           $144          $164
      - Growth Rate                                      10%             10%           18%
      - Mix                                              27%             24%           24%
..  RATIO TO REVENUE
      - Gross Margin                                    20.91%         21.57%        22.96%
      - Expenses                                        12.21%         12.81%        13.01%
      - Operating Earnings                              8.70%           8.76%         9.95%
..  PRODUCTIVITY
      - Margin Per Expense Dollar                       $1.71           $1.68         $1.77
..  ASSET MANAGEMENT
      - Average Committed Capital                       $1,445         $1,534        $1,632
      - Return On Committed Capital                     38.4%           37.5%         40.1%
      - Operating Cash Flow                              $60             $54           $41
      - Capital Expenditures Investment                  $12             $14           $15


                                                  AUTOMATION AND INFORMATION SERVICES

                                                         Q1             Q2              Q3               Q4               TOTAL
                                                         --             --              --               --               -----
..  REVENUE
      - Amount                                           $134           $165          $166
      - Growth Rate                                       24%            18%           17%
      - Mix                                                1%            1%            1%
..  OPERATING EARNINGS
      - Amount                                           $46            $69           $64
      - Growth Rate                                       55%           26%           21%
      - Mix                                                9%           12%           10%
..  RATIO TO REVENUE
      - Gross Margin                                    70.86%         73.51%        69.89%
      - Expenses                                        36.35%         31.42%        31.17%
      - Operating Earnings                              34.51%         42.09%        38.72%
..  PRODUCTIVITY
      - Margin Per Expense Dollar                       $1.95           $2.34         $2.24
..  ASSET MANAGEMENT
      - Average Committed Capital                        $682           $626          $578
      - Return On Committed Capital                     27.1%           44.3%         44.5%
      - Operating Cash Flow                              ($4)           $195          ($5)
      - Capital Expenditures Investment                   $2             $4            $3



- Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.

-    Margin Per Expense Dollar = Ratio of gross margin to expenses

                                   -- more --

           CARDINAL HEALTH, INC. - QUARTERLY FY 2003 BUSINESS ANALYSIS ($ MILLIONS)


                                                 TOTAL (EXCLUDING SPECIAL CHARGES)

                                                      Q1                Q2             Q3              Q4              TOTAL
                                                      --                --             --              --              -----

..    REVENUE
        - Amount                                    $11,417           $12,706       $12,837
        - Growth Rate                                 16%               13%           11%

..    OPERATING EARNINGS
        - Amount                                     $486              $553           $618
        - Growth Rate                                 18%               14%           16%

..    RATIO TO REVENUE
        - Gross Margin                               8.82%             8.50%         9.30%
        - Expenses                                   4.56%             4.14%         4.49%
        - Operating Earnings                         4.26%             4.36%         4.81%

..    NET EARNINGS*
        - Amount                                     $304              $345           $391
        - Growth Rate                                 20%               18%           20%
        - Ratio to Revenue                           2.66%             2.72%         3.05%

..    PRODUCTIVITY
        - Margin Per Expense Dollar                  $1.93             $2.05         $2.07

..    ASSET MANAGEMENT
        - Average Committed Capital**               $5,894            $6,158         $6,479
        - Return On Committed Capital**              33.0%             35.9%         38.2%
        - Operating Cash Flow                        ($14)             $373           $157
        - Capital Expenditures Investment             $71              $102           $91



- Revenue and all ratios to revenue exclude bulk deliveries to customer warehouses and other customer pass through charges.

-    Margin Per Expense Dollar = Ratio of gross margin to expenses

*    The net earnings section is presented before discontinued operations.

** Average committed capital and return on committed capital excludes discontinued operations.

                                   -- more --

 CARDINAL HEALTH, INC.- FIRST NINE MONTHS FISCAL 2003 AND 2002 ASSET MANAGEMENT
                                    ANALYSIS

     ($ MILLIONS)

                                                                         2003
                                                                         ----
                                                     Q1              Q2         Q3          YTD                 COMMENT
                                                     --              --         --          ---                 -------
..    RECEIVABLE DAYS                                 19              17         18                          Syncor impact

..    INVENTORY TURNS                                 6.8            7.0        6.2                          Opportunity decline

..    CASH                                           $946            $999       $545

..    DEBT                                          $2,255          $2,260     $2,355

..    EQUITY                                        $6,354          $6,532     $7,245

..    NET DEBT/TOTAL CAPITAL                          17%            16%        20%                          Q3 RECORD LOW

..    TANGIBLE NET WORTH                            $4,786          $4,960     $4,927

..    RETURN ON EQUITY                               18.1%          22.8%      22.4%      20.9%

     EXCLUDING SPECIAL ITEMS                        19.0%          21.5%      22.7%      20.9%              RECORD

..    TAX RATE                                       34.0%          34.3%      33.4%      33.9%

     EXCLUDING SPECIAL ITEMS                        33.3%          33.8%      33.4%      33.5%              Business mix

                                                                         2002
                                                                         ----
                                                     Q1              Q2         Q3        YTD
                                                     --              --         --        ---
..    RECEIVABLE DAYS                                 20              19         18

..    INVENTORY TURNS                                 6.0            5.6        5.5

..    CASH                                           $872            $399       $869

..    DEBT                                          $2,315          $2,480     $2,481

..    EQUITY                                        $5,670          $5,863     $6,209

..    NET DEBT/TOTAL CAPITAL                          20%            26%        21%

..    TANGIBLE NET WORTH                            $4,503          $4,697     $5,031

..    RETURN ON EQUITY                               17.8%          19.7%      19.9%      19.1%

     EXCLUDING SPECIAL ITEMS                        18.3%          20.3%      21.5%      20.0%

..    TAX RATE                                       33.7%          34.3%      33.8%      33.9%

     EXCLUDING SPECIAL ITEMS                        33.8%          34.4%      34.1%      34.1%





                                   -- more --

            CARDINAL HEALTH, INC. - BUSINESS ANALYSIS RECONCILIATION

       ($ MILLIONS)


                                                  THIRD QUARTER FISCAL 2003

                                                            GAAP*                                          EXCLUDING
                                                            BASIS               SPECIAL ITEMS            SPECIAL ITEMS
  .    SPECIAL ITEMS
          - Merger Related Costs                             $16                     $16                       -
          - Other, Primarily Litigation Settlements          ($6)                    ($6)                      -

  .    OPERATING EARNINGS
          - Amount                                           $608                    $10                      $618
          - Growth Rate                                      23%                                              16%
          - Ratio to Revenue (Return on Sales)              4.74%                                            4.81%

  .    NET EARNINGS**
         - Amount                                            $385                     $6                      $391
         - Growth Rate                                       28%                                              20%
         - Ratio to Revenue                                 3.00%                                            3.05%
         - Diluted EPS                                      $0.85                   $0.01                    $0.86

  .    INCOME TAX PROVISION
          -Income Tax Provision                             ($193)                   ($4)                    ($197)

                                                  FIRST NINE MONTHS OF FISCAL 2003

                                                            GAAP*                                          EXCLUDING
                                                            BASIS                SPECIAL ITEMS            SPECIAL ITEMS
  .    SPECIAL ITEMS
          - Merger Related Costs                             $49                     $49                       -
          - Restructuring Items                              $41                     $41                       -
          - Litigation Settlement                           ($99)                   ($99)                      -

  .    OPERATING EARNINGS
          - Amount                                          $1,667                   ($9)                    $1,658
          - Growth Rate                                      22%                                              16%
          - Ratio to Revenue (Return on Sales)              4.51%                                            4.49%

  .    NET EARNINGS***
         - Amount                                           $1,041                    -                      $1,041
         - Growth Rate                                       25%                                              19%
         - Ratio to Revenue                                 2.82%                                            2.82%
         - Diluted EPS                                      $2.30                     -                      $2.30
  .    INCOME TAX PROVISION
         - Income Tax Provision                             ($533)                    $9                     ($524)


                                                  THIRD QUARTER FISCAL 2002

                                                             GAAP*                                          EXCLUDING
                                                             BASIS               SPECIAL ITEMS            SPECIAL ITEMS
..   SPECIAL ITEMS
       - Merger Related Costs                                 $40                     $40                       -



..   OPERATING EARNINGS
       - Amount                                              $493                     $40                      $533
       - Growth Rate                                          36%                                              19%
       - Ratio to Revenue (Return on Sales)                  4.28%                                            4.62%

..   NET EARNINGS**
      - Amount                                               $300                     $25                      $325
      - Growth Rate                                           47%                                              22%
      - Ratio to Revenue                                     2.60%                                            2.81%
      - Diluted EPS                                          $0.66                   $0.05                    $0.71

..   INCOME TAX PROVISION
       -Income Tax Provision                                ($154)                   ($15)                    ($169)


                                               FIRST NINE MONTHS OF FISCAL 2002

                                                             GAAP*                                          EXCLUDING
                                                             BASIS               SPECIAL ITEMS            SPECIAL ITEMS
..   SPECIAL ITEMS
       - Merger Related Costs                                 $68                     $68                       -

..   OPERATING EARNINGS
       - Amount                                             $1,363                    $68                     $1,431
       - Growth Rate                                         24 %                                              19%
       - Ratio to Revenue (Return on Sales)                  4.17%                                            4.38%

..   NET EARNINGS***
      - Amount                                               $830                     $43                      $873
      - Growth Rate                                           30%                                              23%
      - Ratio to Revenue                                     2.54%                                            2.67%
      - Diluted EPS                                          $1.81                   $0.09                    $1.90

..   INCOME TAX PROVISION
      - Income Tax Provision                                ($426)                   ($25)                    ($451)



*    GAAP - Amounts that conform with generally accepted accounting principles.

**   The net earnings section is presented before discontinued operations.

*** The net earnings section is presented before discontinued operations and cumulative effect of change in accounting.

DEFINITIONS:

RETURN ON COMMITTED CAPITAL (EXCLUDING SPECIAL ITEMS) = Operating Earnings Excluding Special Items (Annualized) / Average Committed Capital

RETURN ON EQUITY (EXCLUDING SPECIAL ITEMS) = Net Earnings Excluding Special Items (Annualized) / (Average Shareholders Equity + Average Special Items After
Tax)

EFFECTIVE TAX RATE (EXCLUDING SPECIAL ITEMS) = (Income Tax Provision + Tax Effect of Special Items) / (Earnings Before Income Taxes + Special Items)



                                       ###